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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 33-62212) and related Prospectus and Prospectus Supplement of Capstead Mortgage Corporation for the registration of a universal shelf and to the incorporation by reference therein of our report dated January 23, 1995, with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                        Ernst & Young LLP

Dallas, Texas
December 5, 1995